Exhibit 24

POWER OF ATTORNEY

Know all people by these presents, that the undersigned hereby constitutes and appoints Jack Brier and Jeff Brown, or each of them acting singly, her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to:

(1) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of US Alliance Corporation (the “Company”), Form ID - Uniform Application for Access Codes to file on Edgar, Forms 3, 4 and 5 and any other forms required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (each an “Ownership Form”);

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Ownership Form, complete and execute any amendment or amendments thereto, and timely file such Ownership Form with the United States Securities and Exchange Commission;

(4) execute for and on behalf of the undersigned, in the undersigned’s capacity as a director of the Company, the Company’s annual report on Form 10-K, and any amendments to the Company’s annual report on Form 10-K, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Forms or an annual report on Form 10-K pursuant to the provisions of the Securities Exchange Act of 1934 and the rules thereunder, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

[Signature follows]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of July, 2016.

/s/ Rochelle Chronister
Rochelle Chronister